SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2003

AM Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-09856	23-1922958
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1900 AM Drive Quakertown, PA	18951-2237
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 538-8700

Not Applicable

(Former name or former address, if changed since last report)

Item 5.	Other Events and Regulation FD Disclosure

As previously reported on August 28, 2003, AM Communications, Inc. and its subsidiaries (collectively the “Company”) filed voluntary petitions for reorganization (jointly administered under Case No. 03-12689 (PJW)) under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Court”).

On October 9, 2003, the Court approved the final order for debtor in possession financing (the “DIP Financing”). Additionally, on October 10, 2003, the Company filed a sales motion with the Court requesting the sale of substantially all of the operating assets of the Company and bidding procedures in connection with the sales of those assets pursuant to three asset purchase agreements.

On October 22, 2003, the Court held a hearing and approved the bidding procedures (the “Bid Procedures Order”) and set a sale hearing. As more fully set forth in the Bid Procedures Order, any objections to such sales must be filed with the Court by November 28, 2003. Additionally, all initial bids by qualified bidders must be submitted as set forth in the Bid Procedures Order on December 2, 2003. The Bid Procedures Order is attached as an exhibit to this Current Report on Form 8-K. Pursuant to the Bid Procedures Order, the sales auctions will be held on December 4, 2003 and will be open only to qualified bidders and/or their representatives. A final hearing by the Court to approve such sales will be held on December 5, 2003.

FORWARD LOOKING STATEMENTS

THIS FORM 8-K, INCLUDING EXHIBITS ATTACHED HERETO, CONTAINS STATEMENTS THAT ARE FORWARD-LOOKING WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934. INVESTORS ARE CAUTIONED THAT ANY SUCH FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND THAT ACTUAL RESULTS COULD DIFFER MATERIALLY AS A RESULT OF KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES, INCLUDING: THE OUTCOME OF THE COMPANY’S CHAPTER 11 PROCESS, THE OUTCOME OF VARIOUS CREDITORS CLAIMS, GENERAL ECONOMIC CONDITIONS, FUTURE TRENDS, AND OTHER RISKS AND UNCERTAINTIES.

ADDITIONALLY, AS EXPLAINED IN A SEPTEMBER 10, 2003 FORM 8-K, THE COMPANY CONTINUES TO BELIEVE THAT THE TOTAL AMOUNT OF PROCEEDS FROM SUCH ASSET SALES WILL NOT EXCEED THE UNDISPUTED CLAIMS OF CREDITORS. ACCORDINGLY, THE COMPANY CONTINUES TO BELIEVE THAT THE EXISTING EQUITY OF THE COMPANY HAS AND WILL HAVE NO VALUE AND THERE WILL BE NO DISTRIBUTIONS TO THE SHAREHOLDERS.

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Item 7.	Financial Statements and Exhibits

(c)	Exhibits.

99.1	Bidding Procedures approved by the United States Bankruptcy Court for the District of Delaware.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AM COMMUNICATIONS, INC.

Date: November 5, 2003	By:	/s/ Lawrence W. Mitchell

Lawrence W. Mitchell President and Chief Executive Officer

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